As filed with the Securities and Exchange Commission on April 11, 2012
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

RESOURCE AMERICA, INC.
(Exact name of Registrant as specified in its charter)

Delaware			72-0654145
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification Number)
Navy Yard Corporate Center One Crescent Drive, Suite 203 Philadelphia PA 19112
(Address of principal executive offices)(Zip code)

Resource America, Inc. 2012 Non-Employee Director Deferred Stock Plan
(Full title of the plan)

Michael S. Yecies, Esquire Resource America, Inc. One Crescent Drive, Suite 203 Philadelphia PA 19112
(Name and address of agent for service)

(215) 546-5005
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (do not check if a smaller reporting company)		Accelerated filer ☑ Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share	200,000	$6.185	$1,237,000	$142

(1)  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also shall be deemed to cover an indeterminate number of additional shares of common stock issuable in the event the number of outstanding shares of common stock of the registrant is increased by split, reclassification, dividend or the like.
(2)  Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the NASDAQ Global Select Market on April 9, 2012.
(3)  Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the aggregate offering price by 0.0001146.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents have been filed by Resource America, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011;

(b)	Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011;

(d)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(c)	The description of registrant's common stock contained in the Registration Statement on Form 8-A/A filed on February 29, 1996.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, that indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is incorporated under the laws of the State of Delaware.  Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

The Certificate of Incorporation of the registrant provides that the registrant shall have power to indemnify its directors to the full extent permitted by the law of the State of Delaware.

In addition, the Registrant's Bylaws require the registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, including an employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the registrant, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Registrant's Bylaws also provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the registrant to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorneys' fees) and amounts paid in settlement (if such settlement is approved in advance by the registrant, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in manner the person reasonably believed to be in or not opposed to the best interests of the registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

In addition, to the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding by an individual who may be entitled to indemnification shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the individual is not entitled to be indemnified by the Registrant.

ITEM 8.  EXHIBITS

Exhibit Number	Description
4.1	Resource America, Inc. 2012 Non-Employee Director Deferred Stock Plan
5.1	Opinion of Ledgewood, P.C.
23.1	Consent of Counsel (contained in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page).

ITEM 9.  UNDERTAKINGS

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on this 10th day of April, 2012.

RESOURCE AMERICA, INC.

By:  /s/ Jonathan Z. Cohen
Name: Jonathan Z. Cohen
Title:   President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Jonathan Z. Cohen and Michael S. Yecies, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on April 10, 2012.

Signature	Title

/s/ Edward E. Cohen	Chairman of the Board
EDWARD E. COHEN

/s/ Jonathan Z. Cohen	President, Chief Executive Officer
JONATHAN Z. COHEN	and Director (Principal Executive Officer)

/s/ Thomas C. Elliott	Senior Vice President and Chief Financial Officer
THOMAS C. ELLIOTT	(Principal Financial Officer)

/s/ Arthur J. Miller	Vice President and Chief Accounting Officer
ARTHUR J. MILLER	(Principal Accounting Officer)

/s/ Michael J. Bradley	Director
MICHAEL J. BRADLEY

/s/ Carlos C. Campbell	Director
CARLOS C. CAMPBELL

/s/ Donald Delson	Director
DONALD DELSON

/s/ Hersh Kozlov	Director
HERSH KOZLOV

/s/ Robert L. Lerner	Director
ROBERT L. LERNER

/s/ Andrew M. Lubin	Director
ANDREW M. LUBIN

/s/ John S. White	Director
JOHN S. WHITE

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Resource America, Inc. 2012 Non-Employee Director Deferred Stock Plan
5.1	Opinion of Ledgewood, P.C.
23.1	Consent of Counsel (contained in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page).